Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 2, 2021 with respect to the consolidated financial statements of BBQ Holdings, Inc. included in the Annual Report on Form 10-K for the year ended January 3, 2021, which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement and to use our name under the caption “Experts.”

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.
Minneapolis, Minnesota
August  4, 2021